                                                                      Exhibit p.

                     TORTOISE ENERGY PRODUCTION CORPORATION

                             SUBSCRIPTION AGREEMENT

     This  Agreement  made  June  ___,  2007  by  and  between  Tortoise  Energy
Production  Corporation,   a  Maryland  corporation  (the  "Company"),  and  the
undersigned ("Subscriber");

                                   WITNESSETH:

     WHEREAS,  the  Company  has been  formed for the  purposes  of  carrying on business as a closed-end, non-diversified management investment company; and

     WHEREAS,  Subscriber wishes to subscribe for and purchase,  and the Company wishes to sell to Subscriber, an equity investment.

     NOW THEREFORE, IT IS AGREED:

     1.  Subscriber  subscribes  for and agrees to purchase  from the Company an equity  investment  at  an  aggregate  purchase  price  of  $__________________.
Subscriber  agrees to make  payment for these  shares at such time as demand for payment may be made by an officer of the Company.

     2. The Company agrees to issue and sell said shares to Subscriber  promptly upon its receipt of the purchase price.

     3. To induce the  Company to accept its  subscription  and issue the shares subscribed for, Subscriber represents that he is informed as follows:

          (a) That the  shares  being  subscribed  for have not been  registered under the Securities Act of 1933 ("Securities Act");

          (b) That the shares  will be sold by the  Company in  reliance  on and pursuant to Section 4(2), an exemption from the  registration  requirements of the Securities Act;

          (c)  That  the  Company's   reliance  upon  the  exemption   from  the
     registration  requirements  of the  Securities Act is predicated in part on the representation and agreements contained in this Subscription Agreement;

          (d) That when issued,  the shares will be  "restricted  securities" as defined  in  paragraph  (a)(3)  of  Rule  144  of  the  General  Rules  and
     Regulations  under the  Securities  Act ("Rule  144") and cannot be sold or transferred  by Subscriber  unless the shares are  subsequently  registered under the Securities Act or unless an exemption from such  registration  is available; and

          (e)  That  there  do  not  appear  to  be  any  exemptions   from  the
     registration  provisions of the  Securities Act available to Subscriber for resale for the  shares.  In the future,  certain  exemptions  may  possibly become  available,  including an exemption  for limited sales in accordance with the conditions of Rule 144.

     Subscriber   understands   that  a  primary   purpose  of  the  information
acknowledged in  subparagraphs  (a) through (e) above is to put him on notice as to restrictions on the transferability of the shares.

     4. To further induce the Company to accept his/her  subscription  and issue the shares subscribed for, Subscriber:

          (a) Represents  and warrants that the shares  subscribed for are being and will be acquired for  investment  for his own account and not on behalf of any  other  person  or  persons  and not with a view to,  or for sale in connection with, any public distribution thereof;

          (b) Agrees that any certificates  representing  the shares  subscribed for may bear a legend substantially in the following form:

          The shares  represented  by this  certificate  have been  acquired for investment and have not been registered under the Securities Act of 1933 or any other federal or state  securities law. These shares may not be offered for sale,  sold or  otherwise  transferred  unless  registered  under  said securities  laws or unless some exemption from  registration  is available;
     and

          (c) Represents and warrants that he/she is an "accredited investor" as defined  in Rule 501  under  the  Securities  Act,  and is,  therefore,  an
     "accredited investor" as defined in the Rule 501 under the Securities Act.

                  The undersigned:   (Please check appropriate box)

         Has  an  individual  net  worth   (determined  by  subtracting   total
          liabilities from total assets), or joint net worth with his spouse, in excess of $1,000,000;

         Had an  individual  income in excess of  $200,000  (or a joint  income together  with his  spouse in excess of  $300,000)  in each of the two most recently completed calendar years, and reasonably expects to have an individual income in excess of $200,000 (or a joint income together with his spouse in excess of $300,000) in the current  calendar  year;
          or

         Is a director or executive officer of the Company.

     5. This  Subscription  Agreement and all of its provisions shall be binding upon the legal  representatives,  heirs,  successors  and assigns of the parties hereto.  This Subscription  Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.

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     IN WITNESS WHEREOF,  this  Subscription  Agreement has been executed by the parties hereto as of the day and date first above written.

                                       TORTOISE ENERGY PRODUCTION CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       SUBSCRIBER

                                       -----------------------------------------
                                       Name:

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